                                 EXHIBIT (h)(5)



     Form of Schedule A to the Shareholder Servicing Agreement between BB&T
        Funds and the Pershing Division of Donaldson, Lufkin & Jenrette
                             Securities Corporation.

                                                                  Exhibit (h)(5)


                               FORM OF SCHEDULE A
                               ------------------


FUND NAME                          SHARE CLASS                           CUSIP
---------                          -----------                           -----